UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 9, 2016

TRANSOCEAN PARTNERS LLC

(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	001-36584	66-0818288
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

40 George Street
London
England United Kingdom	W1U 7DW
(Address of principal executive offices)	(zip code)

Registrant's telephone number, including area code: + 44 20 3675 8410

Deepwater House
Kingswells Causeway Prime Four Business Park Aberdeen AB15 8PU Scotland United Kingdom

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction А.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐Pre-commencement communications pursuant to Rule 13е-4(с) under the Exchange Act (17 CFR 240.1 3е-4(с))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 9, 2016, Transocean Partners LLC issued a press release announcing that Garry Taylor will step down as Chief Financial Officer of the Company, effective February 9, 2016. In connection with Mr. Taylor's departure, the Compensation Committee of the Board of Directors of the Company accelerated the vesting of all of his outstanding and unvested equity awards, which consisted of 4,714 phantom units that were scheduled to vest on March 1, 2016, March 1, 2017 and March 1, 2018.

Kathleen S. McAllister, the Company’s current President and Chief Executive Officer, will assume the additional role of Chief Financial Officer with immediate effect while remaining President and Chief Executive Officer of the Company.

Kathleen S. McAllister, 51, has served as President and Chief Executive Officer of the Company since June 2014 and was appointed as a director in July 2014. From June 2014 to July 2014, Ms. McAllister served as Interim Chief Financial Officer of the Company. From December 2011 to June 2014, Ms. McAllister served as Vice President and Treasurer of Transocean, and from March 2011 to December 2011, she served as Assistant Treasurer of Transocean. Ms. McAllister joined Transocean in August 2005 and served as Director of Tax Reporting until January 2008. She subsequently served as Finance Director for the Americas Business Unit and the North America Division from January 2008 to March 2011. Before joining Transocean, she served in various tax, treasury and finance roles at Helix Energy Solutions Group, Veritas DGC Inc. and Baker Hughes Inc. and began her career at Deloitte & Touche. Ms. McAllister earned a Bachelor of Science degree in Accounting from the University of Houston in 1989.

Item 8.01. Other Events.

On February 9, 2016, the Company issued a press release announcing that the Board of Directors declared the minimum quarterly distribution for the three months ended December 31, 2015. The distribution is $0.3625 per unit, or approximately $25 million based upon the number of currently outstanding units. The Company will pay the quarterly distribution in accordance with the following schedule:

February 18, 2016 - Ex-Dividend Date

February 22, 2016 - Record Date

February 25, 2016 - Payment Date

The Company's press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. Statements regarding the proposed distribution and timing of distribution payment dates, as well as any other statements that are not historical facts, are forward-looking statements that involve certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.

Item 9.01. Financial Statements and Exhibits

(d)  Exhibits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSOCEAN PARTNERS LLC

Date: February 9, 2016	By:	/s/ Raoul F. Dias
Raoul F. Dias
Authorized Person